UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

Intellicheck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadhollow Road, Suite 207, Melville, NY 11747

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	IDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 12, 2022, Intellicheck, Inc. (the “Company”) issued a press release postponing its earnings release and conference call for the first quarter ended March 31, 2022. In connection with the postponement, the Company announced that while it is still finalizing its financial statements for the quarter, the Company currently anticipates revenue for the three months ended March 31, 2022, to be approximately $3.39 million with Adjusted EBITDA for the period to be approximately ($808,000).

The information in this Item 2.02 and in the press release furnished hereto as Exhibit 99.1 is not to be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into the Registrant’s filings under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Intellicheck Postpones First Quarter 2022 Earnings Report and Conference Call
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 16, 2022	INTELLICHECK, INC.

	By:	/s/ Jeffery Ishmael
Jeffery Ishmael
Chief Financial Officer